Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Rewards Network Inc.:

We consent to the incorporation by reference into previously filed registration statements on Form S-3 (Registration Nos. 333-53147, 333-49366 and 333-111390) and on Form S-8 (Registration Nos. 333-101237, 333-72501, 333-06747 and 333-115903) of Rewards Network Inc. and subsidiaries (the Company) of our reports dated March 6, 2006, relating to the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of the Company.

/s/ KPMG LLP

March 15, 2006

Miami, Florida

Certified Public Accountants